Exhibit 4.16

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SECURITYHOLDERS AGREEMENT

AGREEMENT dated as of January 17, 1997 among PERINI CORPORATION, a Massachusetts corporation (together with its successors, the “Company”), PB Capital Partners, L.P., a Delaware limited partnership, The Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations, for the account of its Equity Fund (collectively, the “Series B Shareholders”) and the holders of certain warrants to purchase shares of common stock of the Company listed on the signature pages hereof (collectively, the “Initial Warrantholders”).

WHEREAS, in accordance with the terms and conditions of the Amended and Restated Credit Agreement dated as January 17, 1997 among the Company, the Initial Warrantholders and Morgan Guaranty Trust Company of New York, as Agent, the Company has agreed to issue the Warrants (as defined therein) to the Initial Warrantholders;

WHEREAS, the Company has agreed to provide the Initial Warrantholders certain registration rights as set forth in the Warrantholders Rights Agreement dated as of January 17, 1997 (as amended, the “Warrantholders Rights Agreement”) among the Company and the Initial Warrantholders;

WHEREAS, in accordance with the terms and conditions of the Stock Purchase and Sale Agreement dated as of July 24, 1996, as amended, among Richard C. Blum & Associates, L.P., PB Capital Partners, L.P. and the Company, the Series B Shareholders have agreed to acquire certain shares of Series B Cumulative Convertible Preferred Stock of the Company; and

WHEREAS, the Company has agreed to provide the Series B Shareholders certain registration rights as set forth in the Registration Rights Agreement dated as of January 17, 1997 among the Company and the Series B Shareholders;

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NOW THEREFORE the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Capitalized terms defined in the Warrantholders Rights Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

“Conversion Shares” means (i) any Series B Shares, (ii) any shares of Common Stock or other securities issued or issuable upon the conversion of any Series B Shares and (iii) any securities issued or issuable with respect to any of such shares or other securities referred to in clause (i) or (ii) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Conversion Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

“Series B Shares” means shares of Series B Cumulative Convertible Preferred Stock of the Company.

ARTICLE II

SECURITYHOLDERS AGREEMENT

SECTION 2.01. Series B Lockup Periods.

(a) Each Warrant Securityholder who intends to distribute Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 3.1(d) of the Warrantholders Rights Agreement and who desires to require the holders of Conversion Shares to become subject to a Series B Lockup Period in accordance with Section 2.01(b) shall, at the same time it gives written notice to the Company pursuant to Section 3.1(d) of the Warrantholders Rights Agreement, send a copy of such written notice to each holder of Conversion Shares (each such notice, a “Series B Lockup Notice”). The Company agrees to provide a list of all holders of Conversion Shares promptly to any Warrant Securityholder who at any time requests such a list.

(b) Subject to Section 2.01(c), each Series B Shareholder, and each other holder of Conversion Shares who agrees to be bound by (and entitled to the benefits of) this Agreement in accordance with Section 2.03, agrees that if it receives a Series B Lockup Notice, then except to the extent otherwise permitted by the

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managing underwriter of the proposed Underwritten Offering, it shall not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Conversion Shares or any other equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities during the period (each, a “Series B Lockup Period”) beginning on the pricing date for the Underwritten Offering until the earlier of (i) the date that is 90 days after such pricing date and (ii) the date when such Warrant Securityholder shall have completed its sale of Registrable Securities under the Shelf Registration (as such Warrant Securityholder or managing underwriter shall advise such holder of Conversion Shares).

(c) The parties hereto agree that (i) no Series B Lockup Period shall commence prior to the expiration of a period of 90 days after the last day of any prior Series B Lockup Period (ii) there shall be no more than one Series B Lockup Period during any period of twelve consecutive calendar months and (iii) there shall be no more than two Series B Lockup Periods in total.

SECTION 2.02. Opportunity for the Company and Holders of Conversion Shares to Participate in Underwritten Offerings. If one or more Warrant Securityholders gives a written notice to the Company of an intended distribution of Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 3.1(d) of the Warrantholders Rights Agreement, and if the managing underwriter for such Underwritten Offering advises such Warrant Securityholders that, in its opinion, more Registrable Securities could be sold in such Underwritten Offering than the number proposed to be sold by such Warrant Securityholders (within a price range acceptable to such Warrant Securityholders), then the Company and the holders of Conversion Shares shall be entitled to include in such Underwritten Offering an aggregate number of shares equal to such excess, to be allocated 50% to the shares proposed to be sold by the Company and 50% to the shares proposed to by sold by holders of Conversion Shares (or such other allocation as shall be mutually agreed between the Company and such holders of Conversion Shares); provided that the Company and any holder of Conversion Shares shall be entitled to include such shares in the Underwritten Offering only if (i) it shall not cause any delay in the commencement of the Selling Period for such Warrant Securityholders and (ii) in the case of any holder of Conversion Shares, such holder shall have given prompt notice to the Company and the managing underwriter, which notice shall include any information with respect to such holder required to amend or supplement the Registration Statement for the Underwritten Offering.

SECTION 2.03. Holders of Conversion Shares to be Bound by this Agreement. Each Series B Shareholder, on behalf of itself and each subsequent holder of Conversion Shares, agrees that it shall not transfer any Conversion Shares to any Person, other than pursuant to a Public Sale, unless such Person shall have agreed in a writing for the benefit of the parties hereto that such Person, as a holder

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of Conversion Shares, shall be bound by and be entitled to the benefits of all of the provisions of this Agreement applicable to holders of Conversion Shares (and upon such agreement such Person shall be entitled to such benefits).

SECTION 2.04. Warrant Share Lockup Periods.

(a) Each holder of Conversion Shares who intends to distribute Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 2.1(d) of the Registration Rights Agreement and who desires to require the Warrant Securityholders to become subject to a Warrant Share Lockup Period in accordance with Section 2.04(b) shall, at the same time it gives written notice to the Company pursuant to Section 2.1(d) of the Registration Rights Agreement, send a copy of such written notice to each Warrant Securityholder (each such notice, a “Warrant Share Lockup Notice”). The Company agrees to provide a list of all Warrant Securityholders promptly to any holder of Conversion Shares who at any time requests such a list.

(b) Subject to Section 2.04(c), Each Initial Warrantholder, and each other Warrant Securityholder who agrees to be bound by (and entitled to the benefits of) this Agreement in accordance with Section 2.06, agrees that if it receives a Warrant Share Lockup Notice, then except to the extent otherwise permitted by the managing underwriter of the proposed Underwritten Offering, it shall not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Warrant Shares or any other equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities during the period (each, a “Warrant Share Lockup Period”) beginning on the pricing date for the Underwritten Offering until the earlier of (i) the date that is 90 days after such pricing date and (ii) the date when such holder of Conversion Shares shall have completed its sale of Registrable Securities under the Shelf Registration (as such holder or managing underwriter shall advise such Warrant Securityholder).

(c) The parties hereto agree that (i) no Warrant Share Lockup Period shall commence prior to the expiration of a period of 90 days after the last day of any prior Warrant Share Lockup Period (ii) there shall be no more than one Warrant Share Lockup Period during any period of twelve consecutive calendar months and (iii) there shall be no more than two Warrant Share Lockup Periods.

SECTION 2.05. Opportunity for the Company and Warrant Securityholders to Participate in Underwritten Offerings. If one or more holders of Conversion Shares gives a written notice to the Company of an intended distribution of Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 2.1(d) of the Registration Rights Agreement, and if the managing underwriter for such Underwritten Offering advises such holders of Conversion

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Shares that, in its opinion, more Registrable Securities could be sold in such Underwritten Offering than the number proposed to be sold by such holders (within a price range acceptable to such holders), then the Company and the Warrant Securityholders shall be entitled to include in such Underwritten Offering an aggregate number of shares equal to such excess, to be allocated 50% to the shares proposed to be sold by the Company and 50% to the shares proposed to by sold by Warrant Securityholders (or such other allocation as shall be mutually agreed between the Company and such Warrant Securityholders); provided that the Company and any Warrant Securityholders shall be entitled to include such shares in the Underwritten Offering only if (i) it shall not cause any delay in the commencement of the Selling Period for such holders of Conversion Shares and (ii) in the case of any Warrant Securityholder, such Warrant Securityholder shall have given prompt notice to the Company and the managing underwriter, which notice shall include any information with respect to such Warrant Securityholder required to amend or supplement the Registration Statement for the Underwritten Offering.

SECTION 2.06. Warrant Securityholders to be Bound by this Agreement. Each Initial Warrantholder, on behalf of itself and each subsequent Warrant Securityholder, agrees that it shall not transfer any Warrant or Warrant Shares to any Person, other than pursuant to a Public Sale, unless such Person shall have agreed in a writing for the benefit of the parties hereto that such Person, as a Warrant Securityholder, shall be bound by and be entitled to the benefits of all of the provisions of this Agreement applicable to Warrant Securityholders (and upon such agreement such Person shall be entitled to such benefits).

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 3.01 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 3.01 or when delivery at such address is refused. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address or telecopy number set forth under such party’s signature below (or to the attention of such other person or to such other address or telecopy number as such party shall have furnished to each other party in accordance with this Section 3.01).

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SECTION 3.02. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

SECTION 3.03. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 3.04. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

SECTION 3.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 3.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 3.06. WAIVER OF JURY TRIAL. EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 3.07. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 3.08. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

SECTION 3.09. Entire Agreement. This Agreement is intended by the parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreement and understandings, written or oral, between the parties with respect to such subject matter.

SECTION 3.10. Amendment and Waiver. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by (i) the Company, (ii) holders owning, or having Series B Shares convertible into, at least a majority of shares of Common Stock either issued or issuable upon the conversion of all outstanding Series B Shares (provided that no such amendment may adversely affect the rights of any such holder unless signed by such holder) and (iii) Holders owning, or having Warrants exercisable for, at least a majority of shares of Common Stock either issued or issuable upon the exercise of all outstanding Warrants (provided that no such amendment may adversely affect the rights of any Holder unless signed by such Holder). Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

SECTION 3.11. No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

SECTION 3.12. Effectiveness. This Agreement shall become effective immediately at such time when (i) the Agent shall have received duly executed counterparts hereof signed by the Company and each of the Banks (or, in the case of any party as to which an executed counterpart thereof shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Effective Date under the Credit Agreement shall occur.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

PERINI CORPORATION

By:	/s/ John H. Schwarz
Name: John H. Schwarz
Title: Exec. VP, Finance & Administration

By:	/s/ Susan C. Mellace
Name: Susan C. Mellace
Title: VP & Treasurer

Address for Notices:
73 Mount Wayte Avenue Framingham, MA 01701 Facsimile number: (508) 628-2960

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:	/s/ D. Linda Scheuplein
Name: D. Linda Scheuplein
Title: Vice President

Address for Notices:
60 Wall Street New York, NY 10260 Facsimile number: (212) 648-5005

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FLEET NATIONAL BANK

By:	/s/ Richard A. Meringolo Name: Richard A. Meringolo
Title: Senior Vice President

Address for Notices:
Mail Stop: RI OP T05A
40 Westminster Street
P.O. Box 366
Providence, RI 02901-0366
Facsimile number: (401) 459-4962

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION

By:	/s/ Donald J. Chin Name: Donald J. Chin
Title: Vice President

Address for Notices:
355 Madison Avenue
New York, NY 10017
Facsimile number: (212) 503-7771

BAYBANK, N.A.

By:	/s/ David F. Eusden Name: David F. Eusden
Title: Authorized Officer

Address for Notices:
c/o The First National Bank of Boston
Mail Stop 01-31-03
P.O. Box 2016
100 Federal Street Boston, MA 02106-2016
Facsimile number: (617) 434-1508

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COMERICA BANK

By:	/s/ Timothy K. McLaughlin Name: Timothy K. McLaughlin
Title: Vice President

Address for Notices:
One Detroit Center
500 Woodward Avenue
Detroit, MI 48226
Facsimile number: (313) 222-5706

HARRIS TRUST & SAVINGS BANK

By:	/s/ Michael C. Wood Name: Michael C. Wood
Title: Vice President

Address for Notices:
111 West Monroe
P.O. Box 755
Chicago, IL 60690
Facsimile number: (312) 765-1724

SSB INVESTMENTS, INC.

By:	/s/ Susan A. Feig Name: Susan A. Feig
Title: Vice President

Address for Notices:
225 Franklin
Boston, MA 02110-2804
Facsimile number: (617) 664-3708

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PB CAPITAL PARTNERS, L.P.

By:	RICHARD C. BLUM & ASSOCIATES, L.P., its General Partner

	By:	RICHARD C. BLUM & ASSOCIATES, INC., its General Partners

	By:	/s/ John G. Steinhart

Name: John G. Steinhart
Title: MANAGING DIRECTOR; CAO. _______

Address for Notices: 909 Montgomery Street Suite 400 San Francisco, CA 94133-4625 Facsimile number: (415) 434-3130

THE UNION LABOR LIFE INSURANCE COMPANY SEPARATE ACCOUNT P

By:	/s/ Michael R. Steed

Name: Michael R. Steed Title: Senior VP. Investments

Address for Notices: 111 Massachusetts Avenue, N.W. Washington, D.C. 20001 Attn: Michael P. Steed Facsimile number: (202) 682-7970

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THE COMMON FUND FOR NON-PROFIT CORPORATIONS

By:	/s/ John G. Steinhart
Name: John G. Steinhart
Title: Managing Director & C.A.O.

Address for Notices: c/o Richard C. Blum & Associates, L.P. 909 Montgomery Street Suite 400 San Francisco, CA 94133-4625 Facsimile number: (415) 434-3130

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